SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) MARCH 1, 2002
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                           DYNAMIC IMAGING GROUP, INC.
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             (Exact name of registrant as specified in its charter)



         FLORIDA                                                  66-090385
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(State or other jurisdiction                                   (IRS Employer
     of incorporation)                                       Identification No.)



                3418 NORTH OCEAN BLVD., FORT LAUDERDALE, FL 33008
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                    (Address of Principal executive offices)



         Registrant's telephone number, including area code 954-564-1133
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

      Item 2.  Acquisition or Disposition of Assets

      On March 1, 2002, Registrant acquired 100% of the outstanding Common Stock of Hi Tech Expos, Ltd. d/b/a Twenty First Century Promotions, an Arizona corporation (the "Subsidiary"), in exchange for 4,941,175 shares of Registrant's Common Stock. The Subsidiary is a trade show marketing and management firm located in Scottsdale, Arizona. The number of shares issued may be increased in the event Registrant acquires an additional corporation. Registrant has not entered into a definitive agreement with the additional corporation and it is not known at this time whether the additional corporation will be acquired.

      Registrant intends to continue operating the Subsidiary as a wholly owned subsidiary. The subsidiary was acquired from the shareholders of the Subsidiary.

      Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

      (a)   Financial Statements of business acquired.
      In the event Registrant is required to file financial statements for the business acquired as reported in Item 2 above, such financial statements will be filed by amendment by May 14, 2002.

      (b)   Pro Forma Financial Information.
      If Registrant is required to file pro forma financial information in connection with the business acquired as reported in Item 2 above, such pro forma financial statements will be filed by amendment by May 14, 2002.

      (c)   Exhibits.

      Exhibit 10.0 - Agreement and Plan of Reorganization dated January 9, 2002 relating to the acquisition of the outstanding stock of Hi Tech Expos, Ltd. d/b/a Twenty First Century Promotions.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNAMIC IMAGING GROUP, INC.



                                    By: /S/ ROLAND BRETON
                                        ------------------------
April 11, 2002                          Roland Breton, President